License Agreement on Patent & Know-How/Technology

Effective Date:	April 21, 2017

Licensor:	ASDERA

Licensee:	QBioMed Inc (“Licensee”) and/or Q BioMed (Cayman) SEZC, as the case may be

Licensor and Licensee are each, individually, a “Party” and collectively the Parties

License Agreement:	This License Agreement (this “Agreement”) grants Licensee the exclusive global license under the Patent Rights and the Know-How subject to the terms and conditions outlined in herein.

Affiliate of a Party:
Any corporation or other entity that controls, is controlled by, or is under common control with such party. For purposes of this definition, “control” means direct or indirect ownership of: (a) in the case of corporate entities,  at least fifty percent (50%)  of the outstanding voting securities of such entity; or (b)  in the case of non-corporate entities, at least fifty percent (50%) with the decision-making authority of such entity.

Patents:
Patents shall mean any and all patents and patent applications (as listed in Exhibit (1)  hereto) claiming: (i) PRO-MFA, its derivatives and/or their therapeutic uses, including but not limited to:  Disruption of Active Language Development (DALD) in toddlers developing Autism Spectrum Disorders (ASDs) (preventing children with ASDs from becoming nonverbal); and (ii) patents and patent applications claiming PRO-MFA as a Licensed Product..

Patent Rights:
Patent Rights shall mean the Valid Claims of the Patents (including but not limited to US Serial No. 14/916,665 and EP Serial No. 14841451.9) to the extent that Licensor is legally entitled to grant such rights. “Valid Claim” shall mean a pending, issued or an otherwise unexpired claim within the Patent Rights that has not been held invalid or unenforceable by an un-appealable decision of a court or agency of competent jurisdiction.

* Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Know-How:
Research and development information, materials, formulated drug, clinical and technical data, unpatented inventions, trade secrets, know-how and any supportive information related to PRO-MFA under the Patent Rights that are developed or controlled by Licensor as of the signing date of this Agreement and provided to Licensee for the development or manufacture of Licensed Products.

Licensed Products:
Products or methods within the Field that: (i) in the absence of the License Agreement, would infringe at least one Valid Claim of the Patent Rights, or (ii) incorporate the Know-How provided to Licensee by Licensor and/or their Affiliates.

License:
Subject to the terms of this Agreement, Licensor grants to Licensee an exclusive, worldwide license to make, use, import, sell, and offer to sell Licensed Products under the Patent Rights within the Field, with the right to sublicense so long as Licensee provides a copy of such sublicense on a timely basis accompanied by a notice to Licensor to confirm in writing a good faith, arm’s length transaction with commercially reasonable terms.

1.
Exclusive License:  Licensee, within 15 days of signing the License Agreement, will issue ASDERA 125,000 shares of its unregistered common stock (“Initial Equity Consideration”). The Initial Equity Consideration is subject to restriction pursuant to the U.S. securities laws for 6 months after signing and leak out provisions of 25% per quarter thereafter. In addition, Licensee will pay ASDERA $50,000 in cash within 15 days of signing this agreement. Licensor agrees that its founder Knut Wittkowski, will advise Licensee as requested in the development of the PRO-MFA asset without additional compensation. Dr. Wittkowski agrees to join the Q BioMed advisory board where he will be eligible for option grants at the discretion of the Licensee. Licensee agrees to reimburse Dr. Wittkowski for any travel requirements that Licensee requests.

2.	Licensee is responsible for all further costs to develop and commercialize PRO-MFA, including patent costs.

3.    The Parties intend to enter into a more detailed Amended and Restated Exclusive License Agreement (the “Amended Agreement”) incorporating the terms herein by Dec 31st 2017. Until such time that an Amended Agreement is entered into, so long as this Agreement remains valid, Licensor may not sell, encumber or hypothecate any rights, title or ownership interest in any form for any of the Patent Rights to a third party.

* Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Field:	All Therapeutic uses under the Patent Rights.

Net Sales
The total of the gross amount invoiced by any party (whether consisting of cash or any other forms of consideration) for all final sales, less the following deductions (to the extent included in and not already deducted from the gross amount invoiced or otherwise charged): cash, trade or quantity discounts actually granted to third party customer; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales, and value added taxes (“VAT”); sales rebates paid or credited to third party customers including managed care rebates and chargebacks; and allowances or credits to third party customers because of rejections or returns. Income taxes are not an allowed deduction under Net Sales. If a sublicensee or development partner is a third party customer, then Licensee will pay Licensor Royalties on Net Sales based on the total gross amount normally charged to other third party customers in arm’s length transactions.

Additional Milestone Fee:
Within 30 days of the acceptance of the IND by the FDA, the Licensee will pay to Licensor, $**** in cash and unregistered common stock in any combination thereof subject to a minimum cash component of $****.

Milestone Payments:
The following milestone payments will be paid by Licensee to Licensor upon successfully achieving each milestone event given below for each Licensed Product.  In the event of a sublicense or material event (eg: sale of the PRO-MFA assets) within two (2) years from the Effective Date, these milestone payments will be creditable against any compensation or royalties owing received by the Licensee and paid to Licensor under such sublicense. These may be paid in cash or fully vested, unregistered common stock priced as of the date the related payment is due.

Milestones	Payment
Successful interim results (**** patient data) of Phase II/III clinical trial of the Licensed Products.	$****
FDA acceptance of NDA	$****
Receipt of US regulatory approval of the 1st Licensed Product	$****
Achievement of worldwide Net Sales of $**** of the 1st Licensed Product	$****
Achievement of worldwide net sales of $**** of the Licensed Products	$****
Achievement of worldwide net sales of $**** of the Licensed Products	$****

* Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Royalties:
At the end of each calendar quarter Licensee will pay  Licensor a royalty equal to **** percent (****%) of the Net Sales of all Licensed Products sold by Licensee, its Affiliates and/or its sublicensees to third parties.

Sublicense Fees:
Licensee and/or its Affiliates, as the case may be, will pay to Licensor: (a) **** percent (****%) of all monetary consideration received by such party for any sublicense agreement entered into with a sublicensee until the 2nd anniversary of the License Agreement, and (b) **** percent (****%) of all monetary consideration received by such party for any sublicense agreement entered into with a sublicensee after the second anniversary of the License Agreement. Royalties and Milestones shall be excluded from the definition of Sublicense Fees. Any sublicense to an Affiliate will be on the same terms as this Agreement, but for the bifurcation of international versus domestic sales.

Any non-cash consideration received by Licensee and/or its Affiliates from a sublicensee that is not wholly-owned by the Licensee will be valued at its fair market value as of the date of receipt and Licensor will receive the aforementioned respective percentages of the fair market value

Acquisition:
Before an outright sale of the ASD-002 asset to a third party, Licensee and/or its Affiliates, as the case may be, will provide copy of such agreement on a timely basis together with a notice to Licensor to confirm in writing a good faith, arm’s length transaction with commercially reasonable terms. In the event of an outright sale of the PRO-MFA asset to a third party, such party will pay Licensor: (i) ****% of net proceeds of the transaction; or (ii) ****% of net proceeds of the transaction if the transaction concluded after the **** year anniversary of the Effective Date. Additionally, such party will pay Licensor a perpetual ****% royalty on any further net compensation which is not covered by the aforementioned percentages of upfront sale payments based upon revenue from third party, acquirer, sublicensee or an Affiliate. In the event of outright sale of the asset, the Patent Rights will not be assigned directly to any acquirer, but rather this Agreement and/or any Amended Agreement will be assigned and ownership rights for the Patent Rights will remain in Licensor. As a point of clarification, the proceeds resulting from any sale of the asset shall be those of the Licensee at which time the applicable royalty will be paid to Licensor.

* Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Diligence, Development and Commercialization:
Licensee will, subject to the terms of the License Agreement, be in control of the development and commercialization of Licensed Products. Licensee will diligently develop the technology under the Patent Rights to bring a Licensed Product to market. Licensee understands that such diligence by Licensee is essential for Licensor to realize its value from the commercialization of Patent Rights and Know-How. Hence, Licensee will meet or demonstrate through written evidence of  good faith, diligent and commercial best efforts to achieve the following Diligence Milestone:

The earlier of: (i) Initiate a Phase II/III clinical trial of a Licensed Product prior to the expiration of the 2nd anniversary the Effective Date or (ii) the one-year anniversary of the approval of the IND by the FDA .

First commercial sale of a Licensed Product in any jurisdiction by the fifth anniversary of the Effective Date

Subject to the following two paragraphs, if Licensee fails to show diligent, good faith and commercial best effort and/or fails to meet the Diligence Milestones by the above stated deadlines, initiates bankruptcy proceeding or otherwise materially breaches this Agreement, then Licensor may elect to terminate this Agreement and/or any Amended Agreement with such effect as to revoke the License grant fully (“Reversion”).

If a Reversion occurs and Licensor commercialization actually occurs, then Licensor shall be obligated to repay any consideration received under this Agreement at the point of Reversion, by way of the royalty found in this Section (“Reversion Royalty”) or, at Licensee’s discretion, converted into Licensor’s equity at the most senior level available. If repayment in equity is the chosen method,  the valuation shall be based on the price of the most recent subscription of Licensor’s equity or, if no subscription has taken place in the prior 12 months, then using a valuation established by an independent third party that is acceptable to both Licensee and Licensor.

A Reversion Royalty shall be a royalty in all income derived from the Licensed Products equal to ****% until such time that the aggregate of royalties paid to Licensee exceeds twice the aggregate of all consideration paid to Licensor by Licensee. Within thirty (30) calendar days following the end of each calendar quarter after the Reversion, Licensor shall submit to Licensee (even in the event that no royalties are due) a royalty reporting form, duly completed by an authorized officer of Licensor, together with any payments due under this Section.

* Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Patent Maintenance, Reimbursement and Enforcement after executing the License Agreement:
Upon signing of this agreement by both Parties, Licensee agrees to pay for all the costs incurred by the Licensor towards filing, prosecution and maintenance of the Patent Rights. Licensor shall control the prosecution and maintenance of the Patent Rights in consultation with Licensee and with patent counsel reasonably acceptable to Licensee. Licensor and its patent counsel will keep Licensee promptly informed about all the details of the patent prosecution and shall copy Licensee on all prosecution related activities. Licensor shall make available to Licensee the serial numbers and filing dates, together with copies of all the applications, including copies of all patent office actions from any patent office, responses and all other communications from any patent office. Licensor will keep Licensee promptly informed of these activities, shall copy Licensee on all prosecution related activities and shall accept any reasonable advice and guidance provided by Licensee regarding patent prosecution strategy and/or documentation drafting related thereto. Licensee will pay for all reasonable documented attorneys’ fees, expenses, official fees and other charges related to the prosecution and maintenance of such Patent Rights.

Each Party shall inform the other promptly in writing of any alleged infringement of the Patent Rights by a third party. Licensee shall have the right, but not the obligation, to prosecute in its own name and at its own expense any infringement of any Licensed Patent.  If Licensee elects to commence an infringement action, Licensee shall bear all expenses related to such action and, Licensor at its option, may join as a party to such action.  Regardless of whether Licensor joins as a party, Licensee shall control such action, and Licensor shall, within reason, cooperate fully with Licensee in connection with any such action. Recoveries or reimbursements from infringement actions commenced by Licensee shall be distributed as follows:  (i) the parties shall be reimbursed litigation expenses, including but not limited to reasonable attorneys’ fees; (ii) as to ordinary damages, Licensee shall receive an amount equal to its lost profits or a reasonable royalty on the sales of the infringer (whichever measure of damages the court shall have applied) and shall be included towards net sales calculations for royalty determination; and (iii) any remaining recoveries, including those for damages above and beyond ordinary damages, or reimbursements shall be paid ****% to Licensee and ****% to Licensor. If Licensee decides not to prosecute infringement of any Licensed Patent, Licensor reserves the right (without obligation) to prosecute such infringement, in which case, the roles and returns stated above in this paragraph shall be reversed.

* Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Name Use:
Subject to legal obligations for Licensee to disclose material facts as a result of its status as a publicly listed Licensee on the OTCQB and a filer pursuant to the Securities Act of 1934, neither party will use for publicity, promotion or otherwise, any logo, name, trade name, service mark or trademark of the other Party or its Affiliates, or any simulation, abbreviation or adaptation of the same, or the name of any employee or agent of the other Party, without that party’s prior, written, express consent.  The Parties agree that The Rockefeller University and any of its logos or branding may not be used in any way without the written approval of The Rockefeller University.

Term & Termination:
This Agreement shall be effective as of the Effective Date and remain in effect until the later of:  (i) the day after expiration of the last to expire Valid Claim within the Patent Rights in any jurisdiction; (ii) expiration of any time provided for market or data exclusivity awarded by the FDA or non-United States FDA counterpart in any jurisdiction; or (iii) twelve (12) years after the first commercial sale of a Licensed Product in a territory outside the United States. Upon its natural expiration, the rights under the License Agreement shall convert into a fully paid-up acquisition that grants Licensee ownership of the  Licensed Products without any further compensation due to the Licensor.

Licensee may terminate the License Agreement at any time, in which case all rights in the License Agreement and any FDA documentation, including rights to the IND, Vouchers and NDA will be transferred to the Licensor. will revert to Licensor fully and Licensee will have no further rights to sell any Licensed Product (including the ones that incorporate Licensor’s Know-How), except in the event of termination based on grounds of material breach of the Agreement resulting from gross negligence or willful misconduct of Licensor.

If this Agreement is terminated by Licensor for Licensee’s bankruptcy or material breach, at the option of Licensor all outstanding sublicenses not in default will be assigned by Licensee to Licensor and any FDA documentation, including rights to the IND, Vouchers and NDA will be transferred to the Licensor.

In any situation where a material breach has been alleged by one Party to the other, the non-breaching party must first provide written notice of such alleged breach to the alleged breaching party via the notice provisions herein and the alleged breaching party shall have 30 days to cure such.

Expenses:	Each of Licensor and Licensee will bear its own expenses in connection with the preparation, negotiation and delivery of the this Agreement and the Amended Agreement.

* Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Other:	Any FDA documentation, including rights to the IND, Vouchers and NDA will be filed in the name of Licensee.

Licensee agrees to indemnify Licensor, its directors, officers, members, employees and agents for any claims or liabilities or judgments that arise as a result of Licensee’s, Affiliates’ or sublicensees’ use of Licensed Products, except for any such claims, liabilities or judgments that were a result of ASDERA’s gross negligence.

THIS LICENSE IS PROVIDED WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR THAT THE USE OF LICENSED PRODUCTS AND/OR PATENT RIGHTS WILL NOT INFRINGE ANY THIRD PARTY PATENT OR OTHER RIGHT.
Licensee covenants: (a) that all of its activities related to the use of the Patent Rights pursuant to this Agreement will comply with all applicable federal, state and local laws, statutes, rules and regulations; (b) that neither Licensee nor any of its Affiliates will enter into any agreements, contracts, or other arrangements that would be inconsistent with its obligations under this Agreement during the Term; (c) that neither Licensee nor any of its Affiliates will file or initiate any proceeding, opposition, claim or legal action against Licensor, its licensors challenging the validity of any Valid Claim of Patent Rights, including the initiation of any reexamination proceeding before the United States Patent and Trademark Office.
If any part of this Agreement shall be held invalid and/or unenforceable, the remainder of the Agreement shall nevertheless remain in full force and effect.
Neither Party shall be liable for any failure or delay in performance under this Agreement which is due in whole or in part directly or indirectly to any cause of any nature beyond the reasonable control of such Party.  Such causes may include, but are not limited to: acts of God, acts of nature, acts of governments, fire, flood, shortages or scarcity of material or fuel; provided that each Party shall give the other timely notice of its inability to perform or deliver. The performance of any obligation suspended by reason of a force majeure shall be promptly resumed upon the elimination of the force majeure event.

* Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

All notices to be given under this Agreement shall be in writing, sent by registered or certified mail (return receipt requested and postage prepaid), nationally recognized overnight courier (prepaid), or facsimile to the address set forth for the relevant Party on the signature page to this Agreement or such other address as a Party may specify by giving notice as provided in this Section.  All notices shall be deemed given when received by the other Party.
The Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute Licensor and Licensee as partners or joint venturers.  Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement, or undertaking with any third party.
The waiver by any Party of a breach of any provisions contained in this Agreement shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.  The failure on the part of any Party to enforce, or any delay in enforcing, any right, power or remedy that such Party may have under this Agreement shall not constitute a waiver of any such right, power or remedy, or release any  Party from any obligations under this Agreement, except by a written document signed by the Party against whom such waiver or release is sought to be enforced; nor shall any single or partial exercise of any right or remedy preclude any future exercise of such right, or the exercise of any other right or remedy, granted by this Agreement or by law.
This Agreement shall be construed and interpreted according to the laws of the state of New York without reference to the conflict of law principles of any jurisdiction. The Parties hereby submit to the exclusive jurisdiction of the state and federal courts with jurisdiction over New York County, with regard to any disputes or claims under, arising out of or in connection with this Agreement.
This Agreement may be fully executed in more than one counterpart, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.
Supplemental language and all other aspects of the Amended Agreement, including, but not limited to, representations, warranties, indemnification, confidentiality and insurance requirements, are to be negotiated in good faith based on comparable commercial business arrangements.

(Signature page to Exclusive License Agreement on next page

* Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

IN WITNESS WHEREOF, the undersigned have caused this Exclusive License Agreement to be executed as of the Effective Date.

Q Biomed, Inc.
501 Madison Ave, 14th Floor,
New York, NY 10022

 /s/ Denis Corin
By: Denis Corin

Its: Chief Executive Officr

Date: April 21, 2017

ASDERA
220 East 70 Street
New York, NY 10021
 U.S.A.

/s/ Knut Wittkowski
By: Knut Wittkowski, Ph.D.

Its: Founder and Managing Member

Date:April 21, 2017

* Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 1

Patents:
International Serial No. PCT/US2014/054421, and any national phase filings, continuations, divisionals, substitution claiming priority thereto.

Potential product description:
The proposed product (PRO-MFA) is mefenamic acid (MFA, N-(2,3-xylyl)anthranilic acid, delivered as a controlled release product (a bioreversible ester-prodrug), by linking two molecules via esterification with a bioinactive PEG/disulfide linker that inactivates the acidic carboxyl group while in the intestines (low pH), but de-esterifies in serum (high pH) via carboxyl ester hydrolysis to release the parent drug molecules (Class IIB prodrug1).

* Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.